Exhibit 5.1 Taft Stettinius & Hollister LLP 425 Walnut Street, Suite 1800 Cincinnati, Ohio 45202

May 10, 2024

Unifund Financial Technologies, Inc.

4041 MacArthur Boulevard

Newport Beach, California 92660

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Unifund Financial Technologies, Inc., a Delaware Corporation (“New PubCo”), in connection with the Registration Statement on Form S-4, initially confidentially submitted with the U.S. Securities and Exchange Commission (the “Commission”) on May 22, 2023 and initially filed with the Commission on July 21, 2023, as amended and supplemented through the date hereof, pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated May 19, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), by and among New PubCo, Everest Consolidator Acquisition Corporation, a Delaware corporation (“SPAC”), Unifund Financial Technologies, Inc., a Delaware corporation (“New PubCo”), Unifund Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of New PubCo (“Merger Sub” and together with New PubCo and Merger Sub, the “Acquisition Entities” and each an “Acquisition Entity”), Unifund Holdings, LLC, a Delaware limited liability company (“Holdings”), Credit Card Receivables Fund Incorporated, an Ohio corporation (“CCRF”), USV, LLC, an Ohio limited liability company (“USV” and together with Holdings and CCRF, the “Target Companies” and each, a “Target Company”), and, solely for the purposes described therein, Everest Consolidator Sponsor, LLC, a Delaware limited liability company (“Sponsor”). Capitalized terms used herein without definition have the respective meanings ascribed to them in the Business Combination Agreement.

Prior to the Closing, the Target Companies will undergo a reorganization (the “Reorganization”) and, as a result, the Target Companies will hold, directly or indirectly, all of the rights, assets and liabilities of the Business.

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth in the Business Combination agreement and the Contribution and Exchange Agreement, dated as of May 19, 2023, by and among New PubCo and the Target Company Equityholders (the “Contribution and Exchange Agreement”), among others, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the General Corporation Law of the State of Ohio, the Ohio Revised Limited Liability Company Act, the Delaware Revised Uniform Partnership Act and the Delaware Limited Liability Company Act, as applicable, among other things contemplated by the Contribution and Exchange Agreement, (a) Rosenberg will contribute 100% of the stock of CCRF and 100% of the stock of Unifund Corporation, an Ohio corporation (“Unifund Corporation”), beneficially owned by Rosenberg to New PubCo in exchange for the issuance of New PubCo Common Stock to Rosenberg (the “CCRF Contribution and Exchange”); (b) Rosenberg, not in his individual capacity but solely as trustee of the TER Trust (the “TER Trust”) will contribute 100% of the interests in Payce, LLC, an Ohio limited liability company (“Payce”), beneficially owned by TER Trust to New PubCo in exchange for the issuance of New PubCo Common Stock to TER Trust (the “TER Contribution and Exchange”); (c) ZB Limited Partnership, a Delaware limited partnership (“ZB Partnership”), will contribute all of its Equity Interests in each of Holdings, USV, Distressed Asset Portfolio I, LLC, an Ohio limited liability company (“DAP I”) and Distressed Asset Portfolio IV, LLC, an Ohio limited liability company (“DAP IV”), to New PubCo in exchange for the issuance of New PubCo Common Stock to ZB Partnership (the “ZB Contribution and Exchange” and together with the CCRF Contribution and Exchange and the TER Contribution and Exchange, the “New PubCo Exchanges”); and (d) immediately thereafter, New PubCo will contribute the Equity Interests in each of Holdings and USV received by New PubCo in the ZB Contribution and Exchange to CCRF, (the “New PubCo Contribution” and together with the New PubCo Exchanges, the CCRF Contribution and Exchange, the TER Contribution and Exchange and the ZB Contribution and Exchange, the “Contributions and Exchanges”). As a result of the Contributions and Exchanges, New PubCo will directly own (i) 100% of the outstanding Equity Interests of CCRF and 100% of the outstanding Equity Interests in Unifund Corporation beneficially owned by Rosenberg prior to the CCRF Contribution and Exchange, (ii) 100% of the outstanding Equity Interests in Payce beneficially owned by TER Trust prior to the TER Contribution and Exchange and (iii) 100% of the outstanding Equity Interests in DAP I and DAP IV beneficially held by ZB Partnership prior to the ZB Contribution and Exchange (constituting 25% of the outstanding Equity Interests of each of DAP I and DAP IV), and CCRF will own 100% of the outstanding Equity Interests of each of Holdings and USV.

Following the Contributions and Exchanges and upon the terms and subject to the conditions of the Business Combination Agreement, Merger Sub will merge with and into SPAC, with SPAC surviving such merger as a direct, wholly owned subsidiary of New PubCo in accordance with Section 251(g) of the DGCL.

Under the Registration Statement, New PubCo is registering an aggregate of (a) up to 38,020,833 shares of New PubCo Common Stock (the “Registered Shares”), which consist of (i) up to 7,950,000 shares of New PubCo Common Stock that may be issued to holders of Everest’s Class A common stock, par value $0.0001, (ii) 2,000,000 shares of New PubCo Common Stock to be issued to Sponsor upon conversion of Everest’s Class B common stock, par value $0.0001, (iii) up to 812,500 shares of New PubCo Common Stock that may be issued to the Sponsor after consummation of the Business Combination pursuant to the earnout provisions of that certain Sponsor Support Agreement described in the proxy statement/prospectus forming part of the Registration Statement (the “Prospectus”), (iv) 7,500,000 shares of New PubCo Common Stock to be issued to Rosenberg upon consummation of the Contributions and Exchanges described in the Prospectus, (v) 250,000 shares of New PubCo Common Stock to be issued to TER Trust upon consummation of the contributions and exchanges described in the Prospectus, (vi) 2,250,000 shares of New PubCo Common Stock to be issued to ZB Limited Partnership upon consummation of the contributions and exchanges described in the Prospectus and (vii) up to 17,258,333 shares of New PubCo Common Stock issuable upon exercise of New PubCo Warrants, and (b) up to 17,258,333 New PubCo Warrants (the “Registered Warrants” and together with the Registered Shares, the “Securities”) issuable in the Business Combination in exchange for (i) up to 8,625,000 public warrants of Everest and (ii) 8,633,333 private placement warrants of Everest.

For purposes of giving this opinion, we have examined, among other things:

a.	the Registration Statement and Prospectus;

b.	the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

c.	documentation effecting the Reorganization;

d.	the proposed certificate of incorporation of New PubCo, in the form filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”);

e.	the proposed bylaws of New PubCo, in the form filed as Exhibit 3.2 to the Registration Statement (the “Bylaws”);

f.	the Specimen Common Stock Certificate of New PubCo, in the form filed as Exhibit 4.1 to the Registration Statement;

g.	the Specimen Warrant Certificate of New PubCo, in the form filed as Exhibit 4.2 to the Registration Statement;

h.	the Company Holder Support Agreement, in the form filed as Exhibit 10.23 to the Registration Statement; and

i.	the Sponsor Support Agreement, in the form filed as Exhibit 10.24 to the Registration Statement; and

j.	the Contribution and Exchange Agreement, in the form filed as Exhibit 10.25 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of New PubCo and the Target Companies and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of New PubCo, the Target Companies, and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

We do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the State of New York and (b) the DGCL (all of the foregoing being referred to as “Opined-on Law”). The opinions stated in paragraphs 1 and 2 below presume that:

a.	The Certificate of Incorporation, in the form filed as Exhibit 3.1 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of New PubCo with the Delaware Secretary of State and that New PubCo will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

b.	The Bylaws, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the effective time of the Business Combination; and

c.	Prior to the issuance of the Securities: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act; (ii) the stockholders of New PubCo will have approved, among other things, the Business Combination, the Business Combination Agreement, and all other agreements and documents contemplated by the Business Combination Agreement (collectively, the “Pre-Closing Documents”) to be consummated concurrent with or prior to the Business Combination; and (iii) all of the transactions necessary to effect the Reorganization and all of the transactions contemplated by the Transaction Documents will have been consummated. As used herein, “Transaction Documents” means the Pre-Closing Documents, together with the Warrant Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. The Registered Shares, when issued in the manner and on the terms described in the Registration Statement, the Prospectus, the Business Combination Agreement and any applicable warrant agreement, as applicable, will have been duly authorized by all requisite corporate action on the part of New PubCo under the DGCL and will be validly issued, fully paid and nonassessable.

2. The Registered Warrants, when issued in the manner and on the terms described in the Registration Statement, the Prospectus, the Business Combination Agreement and the applicable warrant agreement, will constitute valid and binding obligations of New PubCo, enforceable against New PubCo in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

a.	we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

b.	we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

c.	we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

d.	we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

e.	except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms; and

f.	to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any applicable warrant agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

a.	neither the execution and delivery by Target Companies or New PubCo of the Transaction Documents nor the performance by Target Companies or New PubCo of their obligations thereunder, including the issuance and sale of the Securities or consummation of the Business Combination and the other transactions contemplated by the Transaction Documents: (i) conflicted, conflicts or will conflict with the Certificate of Incorporation, the Bylaws or other comparable organizational documents of Target Companies or New PubCo, (ii) constituted constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which Target Companies, New PubCo or their property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (iii) contravened contravenes or will contravene any order or decree of any governmental authority to which Target Companies, New PubCo or their property is subject, or (iv) violated, violates or will violate any law, rule or regulation to which Target Companies, New PubCo or their property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

b.	except as set forth in the Business Combination Agreement, neither the execution and delivery by Target Companies or New PubCo of the Transaction Documents nor the performance by Target Companies or New PubCo of their obligations thereunder, including the issuance and sale of the Securities or the consummation of the Business Combination and the other transactions contemplated by the Transaction Documents, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

c.	the issuance of the New PubCo common stock does not violate or conflict with any agreement or instrument binding on Target Companies or New PubCo (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP